Custody Agreement

Agreement made as of the 8th day of September 1993, between Government Investors Trust, GIT Equity Trust, GIT Income Trust and GIT Tax-Free Trust (the "Trusts"), business trusts organized under the laws of Massachusetts and having their office at 1655 Fort Myer Drive, Arlington, Virginia 22209, acting for and on behalf of all mutual fund portfolios as are currently authorized and issued by the Trusts or may be authorized and issued by any of the Trusts subsequent to the date of this Agreement (the "Funds"), which are operated and maintained by their respective Trusts for the benefit of the holders of shares of the Funds, and Star Bank, N.A. (the "Custodian"), a national banking association having its principal office and place of business at Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202, which Agreement provides for the furnishing of custodian services to the Funds.
                     W I T N E S S E T H :
that for and in consideration of the mutual promises hereinafter set forth the Trusts, on behalf of the Funds, and the Custodian agree as follows:
                         Article I
                       Definitions
     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
     1. "Authorized Person" shall be deemed to include the Chairman, President, Secretary, Treasurer, and the Executive Vice

President, or any other person, whether or not any such person is an officer or employee of the Trusts, duly authorized by the Board of Trustees of the Trusts to give Oral Instructions and Written Instructions on behalf of the Funds and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time, subject in each case to any limitations on the authority of such person as set forth in Appendix A or any such Certificate. Authorized Persons shall also include the President, Executive Vice President, Secretary and such other officers employed by Bankers Finance Investment Management Corp. (the "Adviser") as are designated in writing by the Adviser pursuant to the terms of the services agreements between the Trusts and the Adviser regarding day-to-day management of the Funds.
     2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of Board of Trustees of the Trusts specifically approving deposits in the Book-Entry System.
     3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is signed on behalf of the Funds by an Officer of the Trusts and is actually received by the Custodian.
     4. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person or clearing agency authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, provided that the Custodian has received a certified copy of a resolution of the Board of Trustees of the Trusts specifically approving such other person or clearing agency as a depository.
     5. "Dividend and Transfer Agent" shall mean the dividend and transfer agent active, from time to time, in such capacity pursuant to a written agreement with the Funds, changes in which the Trusts shall immediately report to the Custodian in writing.
     6. "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase and reverse repurchase agreements with respect to the same) and bank time deposits of domestic banks that are members of Federal Deposit Insurance Trust, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase or sale.
     7. "Officers" shall be deemed to include the Chairman, the President, the Secretary, the Treasurer, and Executive Vice President of the Trusts listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.
     8. "Oral Instructions" shall mean oral instructions actually received by the Custodian from an Authorized Person (or from a person which the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions from Authorized Persons in such manner so that such Written Instructions are received by the Custodian on the next business day.
     9. "Prospectus" or "Prospectuses" shall mean the Funds' currently effective prospectuses and statements of additional information.
     10. "Security or Securities" shall mean Money Market Securities, common or preferred stocks, options, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.
     11. "Written Instructions" shall mean communication actually received by the Custodian from one Authorized Person or from one person which the Custodian reasonably believes in good faith to be an Authorized Person in writing, telex or any other data transmission system whereby the receiver of such communication is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the senders of such communication.
                          Article II
                   Appointment of Custodian
     1. The Trusts, acting for and on behalf of their respective Funds, hereby constitute and appoint the Custodian as custodian of Securities and monies owned by the Funds during the period of this Agreement ("Fund Assets").
     2. The Custodian hereby accepts appointment as such Custodian and agrees to perform the duties thereof as hereinafter set forth.
                         Article III
            Documents to be Furnished by the Trust
     Each Trust hereby agrees to furnish to the Custodian the following documents within a reasonable time after the effective date of this Agreement:
     1. A copy of its Declaration of Trust (the "Declaration of Trust") certified by its Secretary.
     2.  A copy of its By-Laws certified by its Secretary.
     3.  Copies of the most recent Prospectuses of the Trust.
     4. A Certificate of the President and Secretary setting forth the names and signatures of the present Officers of the Trust.
                         Article IV
              Custody of Cash and Securities
     1. Each Trust will deliver or cause to be delivered to the Custodian Fund Assets, including cash received for the issuance of its shares. The Custodian will not be responsible for such Fund Assets until actually received by it. Upon such receipt, the Custodian shall hold in safekeeping and physically segregate at all times from the property of any other persons, firms or corporations all Fund Assets received by it from or for the accounts of the Funds. The Custodian will be entitled to reverse any credits made on the Funds' behalf where such credits have been previously made and monies are not finally collected within 90 days of the making of such credits. The Custodian is hereby authorized by the Trusts, acting on behalf of the Funds, to actually deposit any Fund Assets in the Book-Entry System or in a Depository, provided, however, that the Custodian shall always be accountable to the Trusts for the Fund Assets so deposited. Funds Assets deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.
     2. The Custodian shall credit to a separate account or accounts in the name of each respective Fund all monies received by it for the account of such Fund, and shall disburse the same only:
  (a) In payment for Securities purchased for the account of such Fund, as provided in Article V;
  (b)  In payment of dividends or distributions, as provided in
Article VI hereof;
  (c) In payment of original issue or other taxes, as provided in Article VII hereof;
  (d) In payment for shares of such Fund redeemed by it, as provided in Article VII hereof;
  (e) Pursuant to Certificates (i) directing payment and setting forth the name and address of the person to whom the payment is to be made, the amount of such payment and the purpose for which payment is to be made (the Custodian not being required to question such direction) or (ii) if reserve requirements are established for a Fund by law or by valid regulation, directing the Custodian to deposit a specified amount of collected funds in the form of U. S. dollars at a specified Federal Reserve Bank and state the purpose of such deposit; or
  (f) In reimbursement of the expenses and liabilities of the Custodian, as provided in paragraph 10 of Article IX hereof.
     3. Promptly after the close of business on each day the Funds are open and valuing their portfolios, the Custodian shall furnish the respective Trusts with a detailed statement of monies held for the Funds under this Agreement and with confirmations and a summary of all transfers to or from the account of the Funds during said day. Where Securities are transferred to the account of the Funds without physical delivery, the Custodian shall also identify as belonging to the Funds a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Trusts with a detailed statement of the Securities held for the Funds under this Agreement.
     4. All Securities held for the Funds, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Funds may be registered in the name of the Funds, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. Each Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of the Funds and which may from time to time be registered in the name of the Funds. The Custodian shall hold all such Securities which are not held in the Book-Entry System by the Depository or a Sub-Custodian in a separate account or accounts in the name of the Funds segregated at all times from those of any other fund maintained and operated by the Trust and from those of any other person or persons.
     5. Unless otherwise instructed to the contrary by a Certificate, the Custodian shall with respect to all Securities held for the Funds in accordance with this
Agreement:
  (a) Collect all income due or payable to the Funds with respect to each Fund's Assets;
  (b) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;
  (c) Surrender Securities in temporary form for definitive
Securities;
  (d) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect; and
  (e) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Funds all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.
     6. Upon receipt of Written Instructions and not otherwise, the Custodian directly or through the use of the Book-Entry System or the Depository shall:
  (a) Execute and deliver to such persons as may be designated in such Written Instructions proxies, consents, authorizations, and any other instruments whereby the authority of the Funds as owner of any Securities may be exercised;
  (b) Deliver any Securities held for the Funds in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;
  (c) Deliver any Securities held for the account of the Funds to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and
  (d) Make such transfers or exchanges of the assets of the Funds and take such other steps as shall be stated in a Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Funds.
     7. The Custodian shall promptly deliver to each respective Trust all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by the Funds. The Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by a Certificate or Written Instruction.
     8. The Custodian shall promptly deliver to the Trusts all material and notices received by the Custodian and pertaining to Securities held by the Funds with respect to tender or exchange offers, calls for redemption or purchase, expiration of rights, name changes, stock splits and stock dividends, or any other activity involving ownership rights in such Securities.
     9. The Custodian shall conduct such periodic physical inspection of Securities held by it under this Agreement as it deems advisable to verify the accuracy of its inventory.
The Custodian shall promptly report to the Trusts any discrepancies or shortages revealed by such inspections and shall make every effort promptly to remedy such discrepancies or shortages.

                          Article V
       Purchase and Sale of Investments of the Funds
     1. Promptly after each purchase of Securities by the Funds, the respective Trust shall deliver to the Custodian
(i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate or Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Written Instructions, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the name of the issuer and the title of the Securities, (b) the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement,
(d) the purchase price per unit, (e) the total amount payable upon such purchase and (f) the name of the person from whom or the broker through whom the purchase was made.
The Custodian shall upon receipt of Securities purchased by or for the Funds, pay out of the monies held for the account of the Funds the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Written
Instructions or Oral Instructions.
     2. Promptly after each sale of Securities by the respective Trust for the account of the Funds, such Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate or Written Instructions, and (ii) with respect to each sale of Money Market Securities, Written Instructions, a Certificate or Oral Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the Security, (b) the principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Funds upon such sale and (f) the name of the broker through whom or the person to whom the sale was made. The Custodian shall deliver the Securities upon receipt of the total amount payable to the Funds upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.
     3. Promptly after the time as of which a Trust, on behalf of a Fund, either -
  (a) writes an option on Securities or writes a covered put option in respect of a Security, or

  (b) notifies the Custodian that its obligations in respect of any put or call option, as described in such Trust's Prospectus, require that the Fund deposit Securities or additional Securities with the Custodian, specifying the type and value of Securities required to be so deposited, or
  (c) notifies the Custodian that its obligations in respect of any other Security, as described in each Fund's respective Prospectus, require that the Fund deposit Securities or additional Securities with the Custodian, specifying the type and value of Securities required to be so deposited, the Custodian will cause to be segregated or identified as deposited, pursuant to the Fund's obligations as set forth in such Prospectus, Securities of such kinds and having such aggregate values as are required to meet the Fund's obligations in respect thereof.
     The Trust will provide to the Custodian, as of the end of each trading day, the market value of each Fund's option liability, if any, and the market value of its portfolio of common stocks.
     4. On contractual settlement date, the account of each respective Fund will be charged for all purchases settling on that day, regardless of whether or not delivery is made. On contractual settlement date, sale proceeds will likewise be credited to the account of such Fund irrespective of delivery.
     In the case of "sale fails", the Custodian may request the assistance of the Trusts in making delivery of the failed Security.

                       Article VI
         Payment of Dividends or Distributions
     1. Each Trust shall furnish to the Custodian Written Instructions to release or otherwise apply cash insofar as available for the payment of dividends or other distributions to Fund shareholders entitled to payment as determined by the Dividend and Transfer Agent of the Funds. The Custodian may rely on any such Written Instructions so received, and shall be indemnified by the Trust providing such instructions for such reliance.
     2. Upon the payment date specified in such Written Instructions, the Custodian shall arrange for such payments to be made by the Dividend and Transfer Agent out of monies held for the accounts of the Funds.

                        Article VII
         Sale and Redemption of Shares of the Funds

     1. The Custodian shall receive and credit to the account of each Fund such payments for shares of such Fund issued or sold from time to time as are received from the distributor for the Fund's shares, from the Dividend and Transfer Agent of the Fund, or from the Trust.
     2. Upon receipt of Written Instructions, the Custodian shall arrange for payment of redemption proceeds to be made by the Dividend and Transfer Agent out of the monies held for the account of the respective Funds in the total amount specified in the Written Instructions.

     3. Notwithstanding the above provisions regarding the redemption of any shares of the Funds, whenever shares of the Funds are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Funds, the Custodian, unless otherwise subsequently instructed by Written Instructions shall, upon receipt of any Written Instructions setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, or pursuant to preauthorized Written Instructions or procedures established with regard thereto, honor the check presented as part of such check redemption privilege out of the money held in the account of the Funds for such purposes.

                      Article VIII
                      Indebtedness

     In connection with any borrowings, each Trust, on behalf of its respective Funds, will cause to be delivered to the Custodian by a bank or broker (including the Custodian, if the borrowing is from the Custodian), requiring Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank or broker setting forth the amount which such bank or broker will loan to the Funds against delivery of a stated amount of collateral. Each Trust shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, acting on behalf of a Fund, or other loan agreement, (c) the date and time, if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Fund on the borrowing date, (f) the market value of Securities collateralizing the loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities and (g) a statement that such loan is in conformance with the Investment Company Act of 1940 and the Fund's then current Prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank or broker of the total amount of the loan payable provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank or broker, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank or broker, by virtue of any promissory note or loan agreement. The Custodian shall deliver in the manner directed by the Trust from time to time such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. Such Trust shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that a Trust fails to specify in a Certificate the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities. The Custodian may require such reasonable conditions with respect to such collateral and its dealings with third-party lenders as it may deem appropriate.

                       Article IX
                Concerning the Custodian

     1. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. Each Trust, on behalf of its Funds and only from applicable Fund Assets (or insurance purchased by a Trust with respect to its liabilities on behalf of its Funds hereunder), shall defend, indemnify and hold harmless the Custodian, its officers, employees and agents, with respect to any loss, claim, liability or cost
(including reasonable attorneys' fees) arising or alleged to arise from or relating to each Trust's duties with respect to its Funds hereunder or any other action or inaction of the respective Trust or its Trustees, Officers, employees or agents as to the Funds, except such as may arise from the negligent action, omission or willful misconduct of the Custodian, its officers, employees or agents. The Custodian shall defend, indemnify and hold harmless each Trust and its Trustees, Officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Custodian's duties with respect to the Funds hereunder or any other action or inaction of the Custodian or its Trustees, Officers, employees, agents, nominees or Sub-
Custodians as to the Funds, except such as may arise from the negligent action, omission or willful misconduct of the Trust, its Trustees, Officers, employees or agents. The
Custodian may, with respect to questions of law apply for and obtain the advice and opinion of counsel to the Trusts at the expense of the Funds, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel to the Trusts, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of its counsel, unless counsel to the Funds shall, within a reasonable time after being notified of legal advice received by the Custodian, have a differing interpretation of such question of law. The Custodian shall be liable to the Trusts for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians but not for any special, incidental, consequential, or punitive damages;
provided, however, that nothing contained herein shall preclude recovery by a Trust, on behalf of its Funds, of principal and of interest to the date of recovery on, Securities incorrectly omitted from or included in a Fund's accounts or penalties imposed on the Trusts, in connection with the Funds, therefrom or for any failures to deliver
Securities.
	In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the
"Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification, and in the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party and the Indemnifying Party will so notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying
Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the expenses of any additional counsel retained by the Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent).
     The Custodian acknowledges the limitation of liability provisions of Article XI of each Trust's Declaration of Trust and agrees that the obligations and liabilities of each Trust under this Agreement shall be limited by and to the extent of the Trust and its assets and that the Custodian shall not be entitled to seek satisfaction of any such obligation or liability from the Trusts' shareholders, Trustees, Officers, employees or agents.
     The obligations of the parties hereto under this paragraph shall survive the termination of this Agreement.
     2. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:
  (a) The validity of the issue of any Securities purchased by or for the account of the Funds, the legality of the purchase thereof, or the propriety of the amount paid therefor;
  (b) The legality of the sale of any Securities by or for the account of the Funds, or the propriety of the amount for which the same are sold;
  (c) The legality of the issue or sale of any shares of the Funds, or the sufficiency of the amount to be received therefor;
  (d) The legality of the redemption of any shares of the Funds, or the propriety of the amount to be paid therefor;
  (e) The legality of the declaration or payment of any dividend by the Trust in respect of shares of the Funds;
  (f) The legality of any borrowing by the Trust, on behalf of the Funds, using Securities as collateral;
  (g) The sufficiency of any deposit made pursuant to a Certificate described in clause (ii) of paragraph 2(e) of
Article IV hereof.
     3. The Custodian shall not be liable for any money or collected funds in U.S. dollars deposited in a Federal
Reserve Bank other than the Custodian in accordance with a Certificate described in clause (ii) of paragraph 2(e) of
Article IV hereof, nor be liable for or considered to be the Custodian of any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Funds until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Funds' interest at the Book-Entry System or Depository.
     4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Funds from the Dividend and Transfer Agent of the Funds nor to take any action to effect payment or distribution by the Dividend and Transfer Agent of the Funds of any amount paid by the Custodian to the Dividend and Transfer Agent of the Funds in accordance with this Agreement.
     5. Income due or payable to the Funds with respect to Funds Assets will be credited to the account of the Funds as follows:
  (a) Dividends will be credited on the first business day following payable date irrespective of collection.
  (b) Interest on fixed rate municipal bonds and debt securities issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof (excluding securities issued by the Government National Mortgage Association) will be credited on payable date irrespective of collection.
  (c) Interest on fixed rate corporate debt securities will be credited on the first business day following payable date irrespective of collection.
  (d) Interest on variable and floating rate debt securities and debt securities issued by the Government National
Mortgage Association will be credited upon the Custodian's receipt of funds.
  (e) Proceeds from options will be credited upon the Custodian's receipt of funds.
     6. Notwithstanding paragraph 5 of this Article IX, the
Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action or, at the Custodian's option, prepayment.
     7. The Custodian may appoint one or more financial or banking institutions, as Depository or Depositories or as Sub-
Custodian or Sub-Custodians, including, but not limited to, banking institutions located in foreign countries, of Securities and monies at any time owned by the Funds, upon terms and conditions approved in a Certificate. Current
Depository(s) and Sub-Custodian(s) are noted in Appendix B.
The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such Depositories or Sub-
Custodians.
     8. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Funds are such as properly may be held by the Funds under the provisions of the Declarations of Trust and the Trusts' By-
Laws.
     9. The Custodian shall treat all records and other information relating to the Trusts, the Funds and the Funds'
Assets as confidential and shall not disclose any such records or information to any other person unless (a) the respective Trust shall have consented thereto in writing or
(b) such disclosure is compelled by law.
     10. The Custodian shall be entitled to receive and the Trusts agree to pay to the Custodian such compensation as shall be determined pursuant to Appendix C attached hereto, or as shall be determined pursuant to amendments to such Appendix approved by the Custodian and the Trust, on behalf of the Funds. The
Custodian shall be entitled to charge against any money held by it for the account of the Funds the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement as determined by agreement of the Custodian and the applicable Trust or by the final order of any court or arbitrator having jurisdiction and as to which all rights of appeal shall have expired. The expenses which the Custodian may charge against the accounts of the Funds include, but are not limited to, the expenses of Sub-Custodians incurred in settling transactions involving the purchase and sale of Securities of the Funds.
     Notwithstanding the above, to the extent such compensation and expenses of the Custodian are paid to the Custodian by the Adviser pursuant to the services agreements between the Trusts and the Adviser, no charges shall be made against the accounts of the Funds by the Custodian.
     11. The Custodian shall be entitled to rely upon any Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to Article IV or V hereof. Each Trust agrees to forward to the Custodian Written Instructions from Authorized Persons confirming Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, on the first business day following the day on which such Oral Instructions are given to the Custodian. Each Trust agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. Each Trust agrees that the Custodian shall incur no liability to the Funds in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.
     12. The Custodian will (a) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Funds under the Investment Company Act of 1940, with particular attention to
Section 31 thereof and Rules 31 a-1 and 31 a-2 thereunder, and (b) preserve for the periods prescribed by applicable
Federal statute or regulation all records required to be so preserved. The books and records of the Custodian shall be open to inspection and audit at reasonable times and with prior notice by officers and auditors employed by the Trusts.
     13. The Custodian and its Sub-Custodians shall promptly send to the Trusts, for the account of the Funds, any report received on the systems of internal accounting control of the Book-Entry System or the Depository and with such reports on their own systems of internal accounting control as the Trusts may reasonably request from time to time.
     14. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Funds. The Custodian is not a selling agent for shares of the Funds and performance of its duties as a custodial agent shall not be deemed to be a recommendation to the Custodian's depositors or others of shares of the Funds as an investment.
                           Article X
                          Termination
     1. The Custodian or any of the Trusts may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by any Trust, on behalf of any of its Funds, it shall state in writing that the Trust is electing to terminate this Agreement and shall designate a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Trusts shall, on or before the termination date, deliver to the Custodian a copy of a resolution of their Board of Trustees, certified by the Secretary or Assistant
Secretary, designating a successor custodian or custodians to act on behalf of the Funds. In the absence of such designation by the Trusts, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and monies then owned by the Funds and held by it as Custodian. Upon termination of this Agreement, the Trusts shall pay to the Custodian on behalf of the Funds such compensation as may be due as of the date of such termination. The Trusts agree on behalf of the Funds that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.
     2. If a successor custodian is not designated by the Trusts, on behalf of the Funds, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, each Trust shall upon the delivery by the Custodian to each Trust of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Trust) and monies then owned by its Funds, other than monies deposited with a Federal Reserve Bank pursuant to a Certificate described in clause (ii) of paragraph 2(e) of Article IV, be deemed to be the custodian for its Funds, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Trust to hold such Securities hereunder in accordance with this Agreement.
                           Article XI
                         Miscellaneous
     1. Appendix A sets forth the names and the signatures of all Authorized Persons. Each Trust agrees to furnish to the Custodian, on behalf of its Funds, a new Appendix A in form similar to the attached Appendix A, if any present Authorized
Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized
Persons as set forth in the last delivered Appendix A.
     2. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, Officer, Trustee, past, present or future as such, of the Trusts or of any predecessor or successor, either directly or through the Trusts or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against Fund Assets, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, Officers, Trustees of the Trusts or of any predecessor or successor, or any of them as such, because of the obligations contained in this Agreement or implied therefrom and that any and all such liability is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.
     3. The obligations set forth in this Agreement as having been made by the Trusts have been made by each Trust for and on behalf of its Funds, pursuant to the authority vested in the Trusts under the laws of the Commonwealth of Massachusetts, the Declarations of Trust and the By-Laws of the Trusts. This
Agreement has been executed by Officers of the Trusts as officers, and not individually, and the obligations contained herein are not binding upon any of the Trustees, Officers, Agents or holders of shares, personally, but bind only the Trusts and then only to the extent of the respective Trust's Fund Assets.
     4. Such provisions of the Prospectuses of the Funds and any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address) shall be reviewed with the Custodian by the Trust.
     5. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at Star Bank Center, 425 Walnut
Street, M. L. 5127, Cincinnati, Ohio 45202, attention Mutual
Funds Custody Department, or at such other place as the Custodian may from time to time designate in writing.
     6. Any notice or other instrument in writing, authorized or required by this Agreement to be given to any Trust shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its office at 1655 Fort Myer Drive, 10th
Floor, Arlington, Virginia 22209, or at such other place as the Trusts may from time to time designate in writing.
     7. This Agreement with the exception of Appendices A & B may not be amended or modified in any manner except by a written agreement executed by all parties provided that no amendment shall be in contravention of or inconsistent with any federal or state law or regulation or the Declarations of Trust or By-Laws of the Trusts.

     8. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trusts or by the Custodian, and no attempted assignment by the Trusts or the Custodian shall be effective without the written consent of the other party hereto.
     9. This Agreement shall be construed in accordance with the laws of the State of Ohio.
    10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
     11. Where applicable and required based upon the context used, the singular of any term used in this Agreement shall include the plural and the plural may refer to the singular.
In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.

Attest:                          Government Investors Trust
                                 GIT Equity Trust, GIT Income
                                 Trust and GIT Tax-Free Trust

(signature)                       (signature)
W. Richard Mason              By: C.J. Tennes

Attest:                          Star Bank, N.A.


(signature)                      (signature)
Stephen J. Black              By: Lynette C. Gibson
                                  Senior Trust Officer

                         Appendix A




Authorized Persons     Specimen Signatures




Fund Officers:

Charles J. Tennes     (signature)


W. Richard Mason      (signature)

Adviser Employees:

Julia Mailliard       (signature)


John Edwards*         (signature)


Jason L. Michel*      (signature)


T. Daniel Gillespie*  (signature)

See Signature Cards for Additional Adviser Employees Authorized To Sign Checks on Fund Accounts



* Denotes authority restricted to securities trades.

Amendment Dated:  February 13, 1995

                          Appendix B


     The following Depository(s) and Sub-Custodian(s) are employed currently by Star Bank, N.A. for securities processing and control

The Depository Trust Company (New York)
7 Hanover Square
New York, NY 10004

The Federal Reserve Bank
Cincinnati and Cleveland Branches

Bankers Trust Company
16 Wall Street
New York, NY 10005

                           Schedule C

Star Bank, N.A. as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.  Portfolio Transaction Fees:
    (a) For each repurchase agreement transaction $7.00
    (b) For each portfolio transaction processed
        through DTC or Federal Reserve           $10.00
    (c) For each portfolio transaction processed
        through our New York custodian           $25.00
    (d) For each GNMA/Amortized Security purchase$40.00
    (e) For each GNMA/Prin/Int Paydown, GNMA
        Sales                                     $8.00
    (f) For each option/future contract written,
        exercised or expired                     $40.00
    (g) For each Cedel/Euro clear transaction   $100.00
    (h) For each Disbursement (Fund expenses only)$5.00

A transaction is a purchase/sale of a security, free receipt/ free delivery (excludes initial conversion), maturity, tender or exchange:

II.  Monthly Market Value Fee
     Based upon Month-end at a rate of:         Million
     .0002 (2 Basis Points) on First            $50
     .0001 (1 Basis Points) on Next             $25
     .000075 (3/4 Basis Point) on               Balance

III. Out-of-Pocket Expenses
     The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

IV.  IRA Documents
     Per Shareholder/year to hold each IRA Document  $8.00

V.   Earnings Credits
On a monthly basis any earnings credits generated from univested custody balances will be first applied against any cash management service fees and then to custody transaction fees (as referenced in item #1 above). Earnings credits are based on the average yield on the 91 day U.S. Treasury Bill for the preceding thirteen weeks less the 10% reserve.

                     Amendment To Agreement
This Amendment is made effective the 15th day of November, 1993 to the Custody Agreement made as of September 8, 1993 by and between Government Investors Trust, GIT Equity Trust, GIT Income Trust and GIT Tax-Free Trust (the "Trust") and Star Bank, N.A. (the "Custodian") to provide custodian services to the Funds.

The Trusts and the Custodian agree to amend the Agreement as follows:

1. This sentence shall be added to the first paragraph:

Custodian agrees to retain custody of U.S. Government Securities and securities issued and sold primarily in the United States. Pursuant to Paragraph 7 of Article IX of this Agreement, Custodian hereby appoints Bankers Trust Company as Sub-Custodian to retain custody of foreign securities in accordance with the terms and conditions of the Agreement dated as November 15, 1993 between Bankers Trust Company and Star Bank, N.A. attached hereto as Appendix D (the "Sub-Custodian Agreement"). The Trust hereby acknowledges such appointment and expressly agrees to the terms and conditions set forth in the Sub-Custodian Agreement.

2. A new Paragraph 12 shall be added to Article I,
Definitions as follows.

"Foreign Securities" include securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the Government of the United States or by any state or any political subdivision thereof or by any agency thereof by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

In Witness Whereof, the parties hereby ratify and affirm the Agreement in its entirety as amended by this Amendment.

Attest:

(signature) W. Richard Mason

Government Investors Trust,
GIT Equity Trust, GIT Income Trust
and GIT Tax-Free Trust
By: (signature) C. J. Tennes

Attest:

(signature) Stephen J Blackwell, Trust Officer

Star Bank, N.A.
By: (signature) Lynnette C. Gibson, Senior Trust Officer

                       Appendix D
                 Custodian Agreement

Agreement dated as of 11/15, 1993, between Bankers Trust Company (the "Custodian") and Star Bank, N.A. (the "Customer"). Customer represents and Custodian acknowledges that it is entering into this Agreement solely as Custodian of GIT Equity Trust Worldwide Growth Portfolio, (the "Portfolio"), its client, with whom Customer has a Custody Agreement, and, Portfolio is a third party beneficiary of this Agreement between Customer and Custodian.

1. Employment of Custodian. The Customer hereby employs the Custodian as custodian of all assets of the Customer which are delivered to and accepted by the Custodian or any of its subcustodians (as that term is defined in Section 5) anywhere in the world (the "Property") pursuant to the terms and conditions set fort herein. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to received, purchase, deliver or sell same and other non-cash investment property of the Customer ("Securities") and cash from whatever source and in whatever currency ("Cash"). The Custodian shall not be responsible for any property of the Customer held or received by the Customer or others and not delivered to the Custodian or any of its subcustodian.

2. Custody Account. The Custodian agrees to establish and maintain a custody account in the name of the Customer (the
"Account") for any and all Property from time received and accepted by the Custodian or nay of its subcustodians for the account of the Customer. The Customer acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, notwithstanding that it may be acting on behalf of Portfolio and warrants its authority to deposit in the Account and Property received therefor by the Custodian shall not be subject to, nor shall its rights and obligations under this Agreement or with respect to the Account be affected by, any agreement between the Customer and other person.

The Custodian shall hold, keep safe and protect as custodian in the Account, on behalf of the Customer, all Property.
All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (as that term is defied in Section 10), except that until the Custodian receives Instructions to the contrary, the Custodian will:

(a) collect all interest and dividends and all other income payments whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the Account;

(b) present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation and hold the cash received in the Account pursuant to this Agreement;

(c) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves);

(d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears and expiration date, if after endeavoring to obtain the Custodian's Instructions such Instructions are not received in time for the Custodian to take timely action, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

(e) executed in the Customer's name for the Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

(f) pay for the Account, any and all taxes and levies in the nature of taxes imposed on income on the Property by any governmental authority. In the event there is insufficient Cash available in the Account to pay such taxes and levies, the Custodian shall notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in the Account or take steps to have sufficient Cash available. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes to cooperate with the Custodian in furnishing information, executing documents or otherwise.

The Custodian shall deliver, subject to Section 12 below, and all Property in the Account in accordance with instructions and in connection therewith, the Customer will accept delivery of Securities of the same class and denomination in place of those contained in the Account.
Neither the Custodian nor any subcustodian shall have any duty or responsibility to see to the application of any Property withdrawn from the Account upon Instructions.

Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Instructions to settle the purchase of any Securities for the Account unless there is sufficient Cash in the Account at the time or to settle the sale of any Securities form the Account unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of Cash in the Account at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Custodian to the Customer payable on demand and bearing interest accruing from the date such loan is made to but not including the date such loan is repaid at a rate per annum customarily charged by the Custodian on similar loans.

3. Records, Ownership of Property and Statements. The ownership of the Property whether Securities, Cash and/or other property, and whether held by the Custodian or a subcustodian or in a securities depository or clearing agency as hereinafter authorized, shall be clearly recorded on the

Custodian's books as belonging to the Account and not for the Custodian's own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Account. All account, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in the Account held by the Custodian or by a subcustodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Customer shall be deemed to have approved such statement; and in such case or upon written approval of the Customer of any such statement, the Custodian shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in any action in which the Customer and all persons having any equity interest in the Customer were parties.

4. Maintenance of Property Outside of the United States. Property in the Account may be held in a country or other jurisdiction outside of the United States; provided that (a) with respect to Securities, such country or other jurisdiction shall be one in which the principal trading market for such Securities is located or the country or other jurisdiction in which such Securities are to be presented for payment or acquired for the Account and (b) with respect to cash, the amount thereof to be maintained in any country or other jurisdiction shall be an amount which is deemed necessary to settle transactions relating to Securities purchased for the Account in such country or jurisdiction or which is received in connection with the holding of such Securities in the Account.

5 Subcustodians and Securities Depositories. The Custodian may employ, directly or in directly, one or more subcustodians to assist in the performance of its obligations hereunder; provided however, that the employment of any such subcustodians (other than any such subcustodian which is a securities depository or clearing agency) the Custodian shall only be responsible or liable for loses arising from such employment caused by the Custodian's own failure to exercise reasonable care.

The Customer authorizes and instructs the Custodian to hold the Property in the Account in custody accounts which have been established by the Custodian with one of its branches, a branch of another U.S. bank, a foreign bank or trust company acting as custodian or a securities depository in which the Custodian participants. Hereinafter, the term "subcustodian" will refer to any third-party agent referred to in the first sentence of this paragraph which has entered into an agreement with the Custodian of the type contemplated hereunder regarding Securities and/or Cash held in or to be acquired for the Account. In addition the Customer also authorizes the Custodian to authorize any subcustodian to hold the Property in the Account in one or more accounts with securities depositories or clearing agencies in which such subcustodian participates subject to the provisions set forth below. The Custodian shall select in its sole discretion the entity or entities in the custody of which any of the Securities may be so maintained or with which any Cash may be so deposited. Furthermore, any entity so selected in authorized to hold such Securities or Cash in its account with any securities depository or clearing agency in which it participates.

6. Use of Subcustodian. With respect to Securities in the Account which are maintained by the Custodian in the custody of a subcustodian pursuant to Section 5,

(a) The Custodian will identify on its books as belonging to the Customer any Securities held by such subcustodian.

(b) In the event that a subcustodian permits any of the Securities placed in its care to be held in a securities depository or clearing agency, such subcustodian will be required by its agreement with the Custodian to identify on its books such Securities as being held for the account of the Custodian for its customers.

(c) Any Securities in the Account held by a subcustodian will be subject only to the instructions of the Custodian or its agents unless specifically otherwise authorized by the Custodian on an exception basis; and any Securities held in a securities depository or clearing agency for the account of the Custodian or a subcustodian will be subject only to the instructions of the Custodian or such subcustodian, as the case may be.

(d) Securities deposited with a subcustodian will be maintained in an account holding only assets for customers of the Custodian

(e) Any agreement the Custodian shall enter into with a subcustodian with respect to the holding of securities shall require that (i) the Securities are not subject to any right, charge, security interest lien or claim of any kind in favor of such subcustodian except a claim for payment in accordance with such agreement for their safe custody or administration and expenses related thereto and (ii) beneficial ownership of such Securities be freely transferable without the payment of money or value other than for safe custody or administration and expenses related thereto.

(f) Upon request by the Customer, the Custodian will identify the name, address and principal place of business of any subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such subcustodian.

7. Holding of Securities, Nominees, etc. Securities in the Account which are held by the Custodian or any subcustodian may be held by such entity in the name of the Customer, in its own name, in the name of its nominee or in bearer form. Securities which are held with a subcustodian or are eligible for deposit in a securities depository as provided above may be maintained with the subcustodian or depository, as the case may be, in an account for the Custodian's or subcustodian's customers. The Custodian or subcustodian, as the case may be, may combine certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by one of its subcustodians and registered in the name of such subcustodian or its nominee are called for partial redemption by the issuer or such Security, the Custodian may, subject to the rules or regulations pertaining to allocation of any securities depository in which such Securities have been deposited, allot, or cause to allotted, the called portion to the respective beneficial holders of such class of security in any manner the Custodian deems to fair and equitable.

8. Proxies, etc. With respect to any proxies, notices, reports other communications relative to any of the Securities in the Account, the Custodian shall perform such services relative thereto as may be agreed upon between the Custodian and the Customer. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in the Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 2) with respect the thereto except upon the receipt of Instructions from the Customer relative thereto.

9. Settlement Procedures Settlement and payment for Securities received for the Account and delivery of Securities maintained for the Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchase thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, and in accordance with the standard operating procedures of the Custodian in effect from time to time for that jurisdiction or market.

10. Instructions. The term "Instruction" means instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address set forth in Section 15 below in writing or by tested telex signed or given by such one or more person or persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name ad (if applicable) signature and office address have been filed with the Custodian, or upon receipt of such other form of instructions as the Customer may from time to time authorized in writing and which the Custodian agrees to accept. The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section 10 has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked.

11. Standard of Care. The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to he Custodian which are not contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to the safekeeping of Securities in the Account and in carrying out its obligations under the Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence or title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arising out of action take or omitted in good faith by the Custodian hereunder or under any Instructions. The Custodian shall be liable to the Customer for any loss which shall occur directly as the result of the failure of a subcustodian (other than any subcustodian which is a securities depository or clearing agency the actions or omissions for which the Custodian's liability and responsibility is set forth in the last proviso of the first paragraph of Section 5) to exercise reasonable care with respect to the safekeeping of such Securities. In the event of any loss to the Customer by reason of the failure of the Custodian or its subcustodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the

Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

All collections of funds or other property paid or distributed in respect of Securities in the Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Customer.
The Custodian shall have no liability for any loss accessioned by delay in the actual receipt of notice by the Custodian or by its subcustodian of any payment, reception or other transaction regarding Securities in the Accounting respect of which the Custodian has agreed to take action as provided in Section 2 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jur or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, radioactivity or other acts of God.

The provisions of this Section shall survive termination of this Agreement.

12. Fees and Expenses. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian's out-of-pocket or incidental expenses, including (but not limitation) legal fees. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in the Account and also agrees to hold the Custodian, its subcustodians, and their respective nominees harmless from any liability as a record holder of Property in the Account. The Custodian is authorized to charge any account of the Customer for such items. The provisions of this Section shall survive the termination of this Agreement.

13. Amendment, Modifications, etc. No provisions of this Agreement may amended, modified or waived except in writing signed by the parties hereto.

14. Termination. This Agreement may be terminated by the Customer or the Custodian by ninety (90) days' notice to the other; provided that notice by the Customer shall specify the names of the persons to who the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. If notice of termination is given by the Custodian, the Customer shall, within ninety (90) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. In either case, the Custodian will deliver such Securities and Cash to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it under Section 12. In addition, the Custodian may in its discretion withhold from such delivery such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery.
If within ninety (90) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Cash in the Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a ban or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian.

15. Notices. Expect as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, had delivered or sent by telex, telegram, facsimile or cable, addressed, if to the Customer, its address set forth on the signature page hereof and, if to the Custodian, to c/o BTNY Services, Inc., 34 Exchange Place, Jersey City, New Jersey 07302, Attention: Global Securities Services. (Telex No. 420066 Area 19 Answerback: BANTRUS) (Facsimile No.201-860-7290), or in either case such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

16. Security for Payment. To secure payment of all fees and expenses payable to Custodian hereunder, including but not limited to amounts payable pursuant to indemnification provisions and to the last paragraph of Section 2, the Customer hereby grants to Custodian a continuing security interest in and right to setoff against the Account and all Property held therein from time to time in the full amount of such obligations; provided that, if the Account consists of more than one portfolio and the obligations secured pursuant to this Section 16 can be allocated to a specific portfolio, such security interest and right of setoff will be limited to any amounts owned hereunder, Custodian shall be entitled to use available Cash in the Account or such applicable portion thereof held for a specific portfolio, as the case may be, and to dispose of Securities in the Account or such applicable portion thereof as is necessary. In the event Securities in the Account or such applicable portion thereof are insufficient to discharge such obligations, the Customer hereby grants Custodian a continuing security interest in and right of setoff against the balance from time to time in any non-custodian account of the Customer (the "Pledged Balances"), and Custodian may, at any time or from time to time at Custodian's sole option and without notice appropriate and apply toward the payment of such obligations, the Pledged Balances. If at any time Property in the Account or such applicable portion thereof and the Pledge Balances are insufficient to fully collateralize such obligations, Customer shall provide to Custodian additional collateral in form and amount satisfactory to Custodian and shall grant to Custodian a continuing security interest in and right of setoff against such collateral. In any such case and without limiting the foregoing, Custodian shall be entitled to take such other action(s) or exercise such other options, powers and rights as Custodian now or hereafter has a secured creditor under the New York Uniform Commercial Code or any other applicable law.

17. Governing Law and Successors and Assigns.  This
Agreement shall be governed by the law of the State of New
York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and Custodian.

18. Publicity Customer shall furnish to Custodian at its office referred to in Section 15, above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who not parties hereto that refer in any way Custodian. Customer shall not distribute or permit the distribution of such materials if Custodian reasonable objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

19. Submission to Jurisdiction. To the extent, if any, to which the Customer or any of its respective properties may be deemed to have or hereafter to acquire immunity, on the ground of sovereignty or otherwise, from any judicial process or proceeding to enforce this Agreement or to collect amounts due hereunder (including, without limitation, attachment proceedings prior to judgment or in aid of execution) in any jurisdiction, the Customer hereby waives such immunity and agrees not to claim the same. Any suit, action or proceedings arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to laying of venue of such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding brought in an inconvenient forum. The Customer hereby irrevocably designates, appoints and empowers, as its authorized agent to receive, for and on behalf of actions or proceedings may be brought in any of the aforementioned courts, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Customer or upon the earliest of any other date permitted by applicable law. The Customer further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified air mail, postage prepaid, to the Customer at its address set forth below or in any other manner permitted by law, such service to become effective upon the earlier of
(i) the date fifteen (15) days after such mailing or (ii) any earlier of date permitted by applicable law. The Customer agrees that it will at all times continuously maintain an agent to receive service of process in the City and State of New York on behalf of itself and its properties with respect to this Agreement and in the event that, for any reason, the agent named above or its successor shall no longer serve as agent of the Customer to receive service of process in the City and State of New York on its behalf, the Customer shall promptly appoint a successor to so serve and shall advise the Custodian thereof.

20. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

Star Bank, N.A.
By: (signature)
Title:
Address:
Bankers Trust Company
By: (signature)
Title: